UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): October 19, 2005

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200
_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 2.02 Results of Operations and Financial Condition.

Item 8.01 Other Events.

Item 9.01 Financial Statements and Exhibits.

Signatures

Exhibit Number	Description
99.1	Revised Press Release dated November 7, 2005.

Item 2.02 Results of Operations and Financial Condition.

On October 19, 2005, Modine Manufacturing Company (“Modine) issued a press release announcing that the Aftermarket business would be classified as a discontinued operation and releasing Unaudited Pro Forma Historical Statements of Earnings, including expanded segment reporting. A copy of the press release was attached as an exhibit to Modine’s Form 8-K filed on October 19, 2005 (the “Initial Form 8-K”). On November 7, 2005, Modine is issuing a revised press release to report, among other things, that in the second quarter of fiscal 2006, it recorded a charge to discontinued operations of $54.1 million as a result of the spin off of the Aftermarket business, which was comprised of $53.6 million in non-cash charges and $0.5 million in unreimbursed expenses incurred as apart of the transaction, and also to correct certain presentation errors in the press release filed with the Initial Form 8-K.

    The revised press release is filed herewith as Exhibit 99.1.

    This amendment is being filed solely to make the above changes.

Item 8.01 Other Events.

    The information included above under Item 2.02 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Revised Press Release dated November 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D.B. Rayburn
D.B. Rayburn President and Chief Executive Officer

By: /s/ D.R. Zakos
D.R. Zakos Vice President, General Counsel and Secretary
Date: November 7, 2005

Exhibit Number	Description
99.1	Revised Press Release dated November 7, 2005.